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                       SCHEDULE OF PERFORMANCE CALCULATION

         Quotations of each Fund's average annual return for the year April 30, 1997 and the period from September 13, 1995 (commencement of investment operations)(1) to April 30, 1997 are calculated pursuant to the following formula:

                                         n
                                   P(1+T) =ERV

P =   a hypothetical initial payment of $1,000
T =   the average annual total return,
n =   the number of years
ERV = ending redeemable value at April 30, 1997 of a hypothetical
      $1,000 payment made at the beginning of the year

AVERAGE ANNUAL RETURN FOR THE YEAR ENDED APRIL 30, 1997

                       Developing Markets Fund      International Equity Fund

                                     Average                         Average
                         Ending       Annual            Ending        Annual
                     Redeemable        Total        Redeemable         Total
                          Value      Return*             Value       Return*
                          -----      -------             -----       -------

Class A............       992        -.78%               945        -5.49%
Class B............      1004         .35%               956        -4.45%

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(1) While the International Funds commenced operations on September 8, 1995, assets were not available for investment until September 13, 1995.

* Each Fund's average annual return figures assume all dividends and distributions by such Fund over the relevant time period were reinvested and the maximum sales charge, if any, was imposed. It was then assumed that at the end of these periods, the entire amount was redeemed and the appropriate deferred sales load, if applicable, was deducted. The average annual return was then calculated by calculating the rate required for the initial payment to grow to the amount which would have been received upon redemption (i.e., the average annual rate of return).

* Each Fund's average annual return figures assume all dividends and distributions by such Fund over the relevant time period were reinvested and the maximum sales charge, if any, was imposed. It was then assumed that at the end of these periods, the entire amount was redeemed and the appropriate deferred sales load, if applicable, was deducted. The average annual return was then calculated by calculating the rate required for the initial payment to grow to the amount which would have been received upon redemption (i.e., the average annual rate of return).


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AVERAGE ANNUAL RETURN FOR THE PERIOD FROM SEPTEMBER 8, 1995
(COMMENCEMENT OF OPERATIONS) TO APRIL 30, 1997

                     Developing Markets Fund       International Equity Fund

                                   Average                         Average
                        Ending      Annual              Ending      Annual
                    Redeemable       Total          Redeemable       Total
                         Value     Return*               Value     Return*
                         -----     -------               -----     -------
Class A..........        1049       2.97%                1023       1.38%
Class B..........        1068       4.11%                1043       2.62%


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* Each Fund's average annual return figures assume all dividends and distributions by such Fund over the relevant time period were reinvested and the maximum sales charge, if any, was imposed. It was then assumed that at the end of these periods, the entire amount was redeemed and the appropriate deferred sales load, if applicable, was deducted. The average annual return was then calculated by calculating the rate required for the initial payment to grow to the amount which would have been received upon redemption (i.e., the average annual rate of return).

* Each Fund's average annual return figures assume all dividends and distributions by such Fund over the relevant time period were reinvested and the maximum sales charge, if any, was imposed. It was then assumed that at the end of these periods, the entire amount was redeemed and the appropriate deferred sales load, if applicable, was deducted. The average annual return was then calculated by calculating the rate required for the initial payment to grow to the amount which would have been received upon redemption (i.e., the average annual rate of return).